Exhibit 32.1

Certification of UAL CORPORATION
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Each undersigned officer certifies that to the best of his knowledge based on a review of the annual report on Form 10-K for the period ended December 31, 2008 of UAL Corporation (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of UAL Corporation.

Date: March 2, 2009

/s/  Glenn F. Tilton
Glenn F. Tilton
Chairman, President and Chief Executive Officer

/s/  Kathryn A. Mikells
Kathryn A. Mikells
Senior Vice President and Chief Financial Officer